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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of TransCanada Corporation

We consent to the use of our audit report dated February 11, 2013, on the consolidated financial statements of TransCanada Corporation, which comprise the consolidated balance sheets as at December 31, 2012 and December 31, 2011, the consolidated statements of income, comprehensive income, accumulated other comprehensive loss, equity and cash flows for each of the years in the three-year period ended December 31, 2012, and notes, comprising a summary of significant accounting policies and other explanatory information, which is incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Chartered Accountants

December 2, 2013
Calgary, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.
KPMG Canada provides services to KPMG LLP.

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm